                                                                    EXHIBIT 12.1

                        DECRANE AIRCRAFT HOLDINGS, INC.
                        EARNINGS TO FIXED CHARGES RATIO
                             (DOLLARS IN THOUSANDS)

                                                                     HISTORICAL
                                     --------------------------------------------------------------------------

                                                              YEAR ENDED DECEMBER 31,
                                     --------------------------------------------------------------------------
                                                                         EIGHT             FOUR
                                                                        MONTHS            MONTHS
                                                                         ENDED             ENDED
                                                                      AUGUST 31,       DECEMBER 31,
                                       1995       1996       1997        1998              1998          1999
                                     --------   --------   --------   -----------      -------------   --------
                                                    (PREDECESSOR)                            (SUCCESSOR)
EARNINGS:
Income (loss) before income taxes
  and extraordinary items..........  ($2,368)      (105)     8,598       6,081             (2,992)      (3,418)
Minority interest in income of
  subsidiary with fixed charges....       85        193        112          48                 82          197
Fixed charges......................    4,331      4,785      3,842       3,117              7,217       29,123
                                     -------     ------    -------      ------            -------      -------
  Total earnings...................  $ 2,048     $4,873    $12,552      $9,246            $ 4,307      $25,902
                                     =======     ======    =======      ======            =======      =======
FIXED CHARGES:
Interest expense, including
  amortization of debt discounts
  and issuance costs (none
  capitalized).....................    3,821      4,248      3,154       2,350              6,852       27,918
Interest component of rentals
  (1)..............................      510        537        688         767                365        1,205
                                     -------     ------    -------      ------            -------      -------
  Total fixed charges..............  $ 4,331     $4,785    $ 3,842      $3,117            $ 7,217      $29,123
                                     =======     ======    =======      ======            =======      =======
PREFERRED STOCK DIVIDENDS AND FIXED
  CHARGES:
Dividend requirements..............       --         --         --          --                 --           --
Incremental effective income tax
  rate.............................     40.0%      40.0%      40.0%       40.0%              40.0%        40.0%
Pre-tax preferred stock dividend
  factor...........................       --         --         --          --                 --           --
Total fixed charges................    4,331      4,785      3,842       3,117              7,217       29,123
                                     -------     ------    -------      ------            -------      -------
  Combined preferred stock
    dividends and fixed charges....  $ 4,331     $4,785    $ 3,842      $3,117            $ 7,217      $29,123
                                     =======     ======    =======      ======            =======      =======
RATIO OF EARNINGS TO COMBINED
  PREFERRED STOCK DIVIDENDS AND
  FIXED CHARGES:
Ratio..............................       --        1.0x       3.3x        3.0x                --           --
Deficiency.........................  $ 2,283                                              $ 2,910      $ 3,221

                                         HISTORICAL                PRO FORMA
                                     -------------------   -------------------------
                                      SIX MONTHS ENDED
                                          JUNE 30,
                                     -------------------
                                                              TWELVE          SIX
                                                              MONTHS        MONTHS
                                                               ENDED         ENDED
                                                           DECEMBER 31,    JUNE 30,
                                       1999       2000         1999          2000
                                     --------   --------   -------------   ---------
                                                       (SUCCESSOR)
EARNINGS:
Income (loss) before income taxes
  and extraordinary items..........    1,554      5,688       ($1,040)      $ 6,234
Minority interest in income of
  subsidiary with fixed charges....      111        152           197           152
Fixed charges......................   13,332     19,316        40,929        21,463
                                     -------    -------       -------       -------
  Total earnings...................  $14,997    $25,156       $40,086       $27,849
                                     =======    =======       =======       =======
FIXED CHARGES:
Interest expense, including
  amortization of debt discounts
  and issuance costs (none
  capitalized).....................   12,729     18,713       $39,549       $20,773
Interest component of rentals
  (1)..............................      603        603         1,380           690
                                     -------    -------       -------       -------
  Total fixed charges..............  $13,332    $19,316       $40,929       $21,463
                                     =======    =======       =======       =======
PREFERRED STOCK DIVIDENDS AND FIXED
  CHARGES:
Dividend requirements..............       --         --         4,246         2,387
Incremental effective income tax
  rate.............................     40.0%      40.0%         40.0%         40.0%
Pre-tax preferred stock dividend
  factor...........................       --         --         7,077         3,978
Total fixed charges................   13,332     19,316        40,929        21,463
                                     -------    -------       -------       -------
  Combined preferred stock
    dividends and fixed charges....  $13,332    $19,316       $48,006       $25,441
                                     =======    =======       =======       =======
RATIO OF EARNINGS TO COMBINED
  PREFERRED STOCK DIVIDENDS AND
  FIXED CHARGES:
Ratio..............................      1.1x       1.3x           --           1.1x
Deficiency.........................                           $ 7,920
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(1) Reflects one-third of rental expense under operating leases considered to represent interest costs.